UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
June 13, 2011
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12474 (Commission File Number)	74-6411424 (I.R.S. Employer Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3

Item 1.01 Entry Into a Material Definitive Agreement.
As disclosed in our Form 8-K on February 23, 2011, the Torch Energy Royalty Trust (“Trust”) announced that it and the derivative unitholder plaintiff reached an agreement in principle with Constellation Energy Partners LLC (“CEP”) to settle certain claims in the litigation, captioned Trust Venture Company, LLC v. Constellation Energy Partners LLC (CV-2008-900751), filed in the Circuit Court of Tuscaloosa County, Alabama (“Court”) by the derivative plaintiff on the Trust’s behalf (the “Settlement”). Also as disclosed on our Form 8-K on April 18, 2011, the Court approved in all respects the Settlement as memorialized in the proposed Settlement and Release Agreement and ordered that the matter be dismissed, with prejudice, costs taxed as paid. In the Order and Final Judgment entered by the Court dated as of April 13, 2011, the Court acknowledged receiving the report from counsel for Wilmington Trust Company, not in its individual capacity but solely as the Trustee of the Trust, that no objections to the proposed settlement in this matter had been received, and the Court confirmed after review that the proposed Settlement and Release Agreement is fair, reasonable and adequate. The parties had agreed that the proposed Settlement and Release Agreement shall become effective on the date on which the Order and Final Judgment becomes final and unappealable, which absent appeal, was anticipated to be June 13, 2011.
As of June 14, 2011, the Trust believes that no appeal has been filed with the Court. Therefore, the Trust believes by its terms the Settlement and Release Agreement by and among the Trust, derivative unitholder plaintiff and CEP has an effective date of June 13, 2011. A copy of the Settlement and Release Agreement is attached as Exhibit 99.1. As provided in the Settlement and Release Agreement, the derivative plaintiff and the Trust agreed to settle the claims against CEP in the derivative action, and to enter into mutual, general releases with CEP in return for (i) a payment of one million two hundred thousand United States dollars ($1,200,000) to the derivative plaintiff by Robinson’s Bend Production II, LLC (“RBP II”), which is a Delaware limited liability company and an affiliate of CEP, to reimburse the derivative plaintiff for the legal fees and expenses it incurred in prosecuting the derivative action, (ii) an irrevocable bid by RBP II of not less than one million United States dollars ($1,000,000) for its purchase from the Trust of the net overriding royalty interest (“Alabama NORRI”), when such Alabama NORRI is separately offered for sale by the Trust at public auction within 180 days of the effective date of the Settlement, with such bid amount to be deposited by RBP II in a third-party escrow account pending the public auction, and (iii) a third amendment to that certain Water Gathering and Disposal Agreement providing that, for a period of ten years commencing on July 1, 2011, the charges for the gathering, separation, and disposal of water from oil and gas wells located in Tuscaloosa County, Alabama that are owned and operated by RBP II (“Wells”) shall be fifty-three cents ($0.53) per barrel of water. RBP II currently charges one United States dollar ($1.00) per barrel of water for the gathering, separation, and disposal of such water from the Wells. A copy of the Third Amendment to Water Gathering and Disposal Agreement is attached as Exhibit 99.2.
The foregoing description of the Settlement and Release Agreement is qualified in its entirety by reference to such agreement, the full text of which is filed herewith as Exhibit 99.1, and is incorporated herein by reference in response to Item 1.01. The foregoing description of the Third Amendment to Water Gathering and Disposal Agreement set forth above is qualified in its entirety by reference to such amendment the full text of which is filed herewith as Exhibit 99.2.
Item 8.01 Other Events.
On June 15, 2011, the Torch Energy Royalty Trust (“Trust”) issued a press release, which is furnished and attached hereto as Exhibit 99.3 and incorporated into this Item 8.01 by reference.
The information discussed in item 1.01 above is incorporated by reference. On June 13, 2011, in accordance with the terms of the Settlement, RBP II, successor in interest to Everlast Energy LLC, a Delaware limited liability company (“Producer”), and Robinson’s Bend Operating II, LLC, a Delaware limited liability company, successor in interest to Torch Energy Associates Ltd., a Texas limited partnership (“Gatherer”), entered into an amendment to the Water Gathering and Disposal Agreement. Neither the Trust nor Wilmington Trust Company, not in its individual capacity but solely as Trustee of the Trust the Trustee, is a party to the amendment. As provided in the Settlement and Release Agreement, the parties agreed that the Third Amendment to Water Gathering and Disposal Agreement would be executed by the Producer and Gatherer providing that, for a period of ten years commencing on July 1, 2011, the charges for the gathering, separation, and disposal of water from oil and gas wells located in Tuscaloosa County, Alabama that are owned and operated by RBP II (“Wells”) shall be fifty-three cents ($0.53) per barrel of water. RBP II currently charges one United States dollar ($1.00) per barrel of water for the gathering, separation, and disposal of such water from the Wells.

The foregoing description of the Third Amendment to Water Gathering and Disposal Agreement is qualified in its entirety by reference to the full text of the amendment which is filed herewith as Exhibit 99.2.
Cautionary Statement Regarding Forward-Looking Statements
     This Current Report on Form 8-K and Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Trust’s business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. The Trust believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Trust may not realize its expectations and its beliefs may not prove correct. These and other risks, uncertainties and assumptions are detailed in the “Risk Factors” section and elsewhere in the documents filed by the Trust with the Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Trust undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 99.1	Settlement and Release Agreement, effective as of June 13, 2011.

Exhibit 99.2	Third Amendment dated June 13, 2011 to Water Gathering and Disposal Agreement by and among Robinson’s Bend Operating II, LLC, successor in interest to Torch Energy Associates Ltd. and Robinson’s Bend Production II, LLC, successor in interest to Everlast Energy LLC, successor in interest to Velasco Gas Company Ltd.

Exhibit 99.3	Torch Energy Royalty Trust Press Release, dated June 15, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST
	By:	Wilmington Trust Company, not in its
individual capacity but solely as Trustee for
the Trust

Date: June 15, 2011	By:	/s/ Bruce L. Bisson
Bruce L. Bisson,
Vice President

(The Trust has no employees, directors or executive officers.)

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Settlement and Release Agreement, effective as of June 13, 2011.

Exhibit 99.2	Third Amendment dated June 13, 2011 to Water Gathering and Disposal Agreement by and among Robinson’s Bend Operating II, LLC, successor in interest to Torch Energy Associates Ltd. and Robinson’s Bend Production II, LLC, successor in interest to Everlast Energy LLC, successor in interest to Velasco Gas Company Ltd.

Exhibit 99.3	Torch Energy Royalty Trust Press Release, dated June 15, 2011.